Exhibit 10.13.1

Amendment to Consulting Agreement between SeraCare Life Sciences, Inc. and Sam Anderson dated December 8, 2003

AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (this “Amendment”) is entered into as of December 8, 2003, by and between SeraCare Life Sciences, Inc., a California corporation (the “Company”) and Sam Anderson (“Consultant”).

WHEREAS, the Company and Consultant are parties to that certain Consulting Agreement, dated April 15, 2002 (the “Consulting Agreement”);

WHEREAS, it has come to the attention of the parties that Article III of the Consulting Agreement erroneously describes the economic arrangement between the parties for the total compensation to be paid by the Company to Consultant for consulting services under the Agreement, in that the compensation described in Article III is inclusive of the $14,000 annual cash compensation to be paid to Consultant in his capacity as a director of the Company for board services (an amount that is identical to the cash compensation paid to all non-employee directors of the Company for their board service).

WHEREAS, the parties wish to amend the Consulting Agreement to correct this error and properly reflect the economic relationship between the parties.

NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereto, intending to be legally bound, agree as follows:

1. Amendment to Consulting Agreement. Article III of the Consulting Agreement is hereby amended and restated in its entirety as follows:

“III. COMPENSATION.

A. The Company will pay to Consultant an annual consulting fee of $56,000.00, payable monthly at the rate of $4,666.66 per month. Consultant shall also be reimbursed for expenses incurred in connection with his efforts on behalf of the Company, provided however that all such costs shall be approved in advance by the Company.”

2. Ratification of Consulting Agreement. The Consulting Agreement, as modified by this Amendment, is hereby ratified and confirmed by the parties in all respects.

3. Governing Law. The validity, meaning and effect of this Amendment shall be determined in accordance with the laws of the State of California applicable to contracts made and to be performed in that state.

4. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original for all purposes, but all such counterparts shall constitute but one in the same instrument.

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IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered as of the date set forth above.

COMPANY:

SERACARE LIFE SCIENCES, INC.

/s/ MICHAEL F. CROWLEY II Michael F. Crowley II	Chief Executive Officer (Principal Executive Officer)	December 8, 2003

CONSULTANT:

/s/ SAMUEL ANDERSON Samuel Anderson	Consultant	December 8, 2003

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